UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2000

ETEC SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Other Jurisdiction of Incorporation)

0-26968	94-3094580
(Commission File Number)	(IRS Employer Identification Number)

26460 Corporate Avenue, Hayward, California    94545
(Address of principal executive offices including zip code)

(510)783-9210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

(b) On January 31, 2000, Etec Systems, Inc., announced that it will report lower than expected revenues for the company's second quarter fiscal 2000. Due to a delay in the customer acceptance of one system, the company will report a loss for the quarter of approximately $0.06 to $0.13 per share.

A copy of the press release announcing the delay in system acceptance is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Document
99.1	Press Release dated January 31, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ETEC SYSTEMS, INC.

By:	/s/ William D. Snyder

William D. Snyder
Vice President and Chief Financial Officer

Dated: February 7, 2000

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press Release dated January 31, 2000.